UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2018

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (763) 551-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective as of January 15, 2018, Christopher & Banks Corporation (the “Company”) and Joel N. Waller, the Company’s Interim President and Chief Executive Officer, entered into an amended and restated employment agreement (the “Amended Agreement”).

As provided in the Amended Agreement: (i) Mr. Waller has agreed to continue as the Company’s President and Chief Executive Officer until January 17, 2019, unless a successor to Mr. Waller as President and Chief Executive Officer has been elected by the Company’s Board of Directors and commenced employment prior to January 17, 2019; (ii) following the end of his service as the Company’s President and Chief Executive Officer and if a new CEO is hired prior to January 17, 2019, Mr. Waller shall serve as a consultant to the Company through at least October 17, 2018 and be available to perform the consulting services as described in the Amended Agreement at the rate of $25,000 per month; except that, regardless of whether he becomes a consultant prior to July 17, 2018, the Company will continue to pay him through July 17, 2018 at his current annual salary of $600,000; (iii) Mr. Waller shall receive as described below: (x) an equity award of a non-qualified stock option for 375,000 shares of the Company’s Common Stock, and (y) a performance bonus award to reward Mr. Waller if improved financial performance of the Company results in an appreciation in the Company’s stock price during the applicable vesting period (the “Performance Award”); and (iv) while serving as a consultant, Mr. Waller may, consistent with this other obligations, perform services on behalf of (a) any junior clothing retailer, or (b) any women’s specialty apparel company not defined as a Prohibited Company under the terms of the Amended Agreement.

In connection with Mr. Waller’s continuation of employment, the Board of Directors of the Company (the “Board”) granted to Mr. Waller an equity award as described below:

•
a grant of non-qualified stock option to acquire 375,000 shares of the Company’s Common Stock at an exercise price of $1.26 per share. The option has a five-year term and will vest in full upon the earlier to occur of: (i) October 17, 2018 and (ii) the termination of Mr. Waller’s employment without “Cause” (as defined) due to a “Change-in-Control” (as defined) of the Company.

In addition, the Board granted the following Performance Award as described below:

•
a grant of a performance bonus award as of January 15, 2018 that, subject to the award's vesting and forfeiture terms, provides a cash award if the closing price on any day prior to the “Vesting Date” (as defined) is equal to or greater than $2.50 and a second cash award if it is equal to or greater than $3.50.

The foregoing summary of the Amended Agreement, non-qualified stock option award and Performance Award are qualified in their entirety by reference to the Amended Agreement, Non-Qualified Stock Option Agreement and Performance Bonus Award Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively and which are hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1 Amended Employment Agreement between Christopher & Banks Corporation and Joel N. Waller effective as of January 15, 2018.

10.2 Non-Qualified Stock Option Agreement made effective as of January 15, 2018, between Christopher & Banks Corporation and Joel N. Waller.

10.3 Performance Bonus Award Agreement made effective as of January 15, 2018, between Christopher & Banks Corporation and Joel N. Waller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: January 16, 2018	By:	/s/ Marc A. Ungerman
Marc A. Ungerman
Interim Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
January 15, 2018	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

10.1	Amended Employment Agreement between Christopher & Banks Corporation and Joel N. Waller effective as of January 15, 2018.

10.2	Non-Qualified Stock Option Agreement made effective as of January 15, 2018, between Christopher & Banks Corporation and Joel N. Waller.

10.3	Performance Bonus Award Agreement made effective as of January 15, 2018, between Christopher & Banks Corporation and Joel N. Waller.

4